EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

M&K CPAS, PLLC
4100 N. Sam Houston Parkway W.
Suite 200-B
Houston, TX 77086

The Board of Directors
Agritech Worldwide, Inc.

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Agritech Worldwide, Inc. on Form S-8 to be filed on or about the date hereof of our report dated April 14, 2016, on our audits of the consolidated financial statements as of December 31, 2015 and 2014 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed April 14, 2016. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement on Form S-8.

/s/ M&K CPAS, PLLC
M&K CPAS, PLLC

Houston, Texas
June 21, 2016